GUARANTY


            This GUARANTY, dated as of July 2, 1998 (as amended, modified, or supplemented from time to time, this "GUARANTY") is made by SNEAKER GUARANTEE LLC, a Delaware limited liability company ("GUARANTOR"), in favor of BANQUE NATIONALE DE PARIS ("BNP"), for itself and as agent (the "AGENT") for itself and for Merrill Lynch Senior Floating Rate Fund, Inc., Merrill Lynch Prime Rate Portfolio and Merrill Lynch Debt Strategies Portfolio (together with BNP, the "SECURED LENDERS").

                            PRELIMINARY STATEMENTS.

            (1) Sneaker Stadium, Inc., a Delaware corporation (the "Borrower") has entered into a Credit Agreement dated as of January 17, 1997 (said Agreement, as amended, supplemented or otherwise modified, being the "CREDIT AGREEMENT") with BNP, for itself and as agent for the Secured Lenders. Each capitalized term used but not defined herein shall have the meaning given to it in the Credit Agreement.

            (2) As of the date hereof and immediately before giving effect to this Guaranty, there is $30,613,326.68 outstanding under the Credit Agreement and the other Loan Documents, including $30 million in outstanding principal, $507,743.06 in accrued and unpaid interest, and $105,583.62 in fees and expenses including fees and disbursements of counsel (collectively, the "EXISTING LENDER INDEBTEDNESS").

            (3) The Borrower and Just For Feet, Inc., a Delaware corporation ("JFF"), have entered into an Agreement and Plan of Merger, dated as of July 2, 1998 (the "Merger Agreement"), pursuant to which a wholly-owned subsidiary of JFF will merge with and into the Borrower, with the Borrower being the surviving entity.

            (4) JFF and BNP, for itself and as agent for the Secured Lenders, have entered into the Contingent Payment Agreement, dated as of July 2, 1998 (the "CONTINGENT PAYMENT AGREEMENT"), pursuant to which contingent payments may be made as set forth in the Debt Restructuring Agreement (as defined below) to the Agent, on behalf of the Secured Lenders and Thomas H. Lee Company as Representative for the Subordinated Lenders listed on Schedule I to the Contingent Payment Agreement.

            (5) In connection with the transactions contemplated by the Merger Agreement, the Borrower, the Guarantor, the Agent and the Secured Lenders have executed the Debt Restructuring Agreement of even date herewith (the "DEBT RESTRUCTURING AGREEMENT"), pursuant to which the Secured Lenders have agreed to accept in full satisfaction and discharge of the Existing Lender Indebtedness:

      (a) cash in an amount on the closing of the Merger Agreement equal to accrued and unpaid interest, fees, and expenses (including without limitation the reasonable fees and disbursements of counsel to the Agent and each of the Secured Lenders) in an amount equal to $613,326.68 (the "BRINGDOWN Amount"),

      (b) cash applied to the repayment of the outstanding principal balance of the Existing Lender Indebtedness in an amount equal to $6,269,589.53 (the "PRINCIPAL PAYMENT"),

      (c) payments, if any, under the Contingent Payment Agreement as set forth therein and in the Debt Restructuring Agreement,

      (d) this non-recourse Guaranty from Guarantor of payment to the Agent under the Debt Restructuring Agreement on or before July 30, 2002, of cash in an amount equal to the excess of (x)
            $20,000,000 over (y) the Principal Amount (the "MINIMUM PAYMENT AMOUNT"), whether or not the Contingent Payment Agreement entitles the Agent to receive such amount, and

      (e) a pledge of certain common stock of JFF acquired by Guarantor and Guarantor's rights under a Registration Rights Agreement (the "REGISTRATION RIGHTS AGREEMENT") pursuant to a Pledge and Security Agreement securing the Guaranty (the "PLEDGE
            AGREEMENT," and together with the Guaranty, the Debt
            Restructuring Agreement, the Contingent Payment Agreement and the Registration Rights Agreement, the "TRANSACTION
            DOCUMENTS").

            (6) It is a condition precedent to the restructuring of the Existing Lender Indebtedness and the consummation of the Debt Restructuring Agreement that, inter alia, the Guarantor shall have (i) entered into the Pledge Agreement of even date and delivered the Pledged Stock (as defined in the Pledge Agreement) and (ii) delivered this Guaranty.

            NOW, THEREFORE, in consideration of the premises and in order to induce the Secured Lenders to restructure the Existing Lender Indebtedness and enter into the Transaction Documents, Guarantor hereby makes the following representations and warranties to the Agent on behalf of the Secured Lenders and hereby covenants and agrees with the Agent for the rateable benefit of the Secured Lenders as follows:

            Section 1. Guaranty. The Guarantor hereby unconditionally and irrevocably guarantees the full and prompt payment on the Payment Date (as hereinafter defined) to the Agent on behalf of each Secured Lender of, and shall in any event on such date pay:

      (a) the Minimum Payment Amount to the extent not theretofore received by the Agent, whether or not the Agent is entitled to receive such amount, in whole or in part, under the Contingent Payment Agreement, and

      (b) any and all claims, liabilities, damages, expenses, costs (including without limitation fees and disbursements of counsel to the Agent and each of the Secured Lenders) or other obligations incurred by the Agent or any Secured Lender arising out of or in connection with (i) the enforcement of any Transaction Document (including in the context of any dispute with respect thereto), or (ii) the breach of any representation, warranty or other provision of any Transaction Document (collectively, "LIABILITIES"), provided, however, that unless such enforcement is made against or such breach is by the Guarantor or THLC, Liabilities shall only include 50% of such claims, liabilities, damages, expenses, costs or other obligations

((a) and (b) collectively, the "GUARANTEED OBLIGATIONS"). "PAYMENT DATE" shall mean, with respect to any Guaranteed Obligation, the first to occur of (1) July 30, 2002, (2) the date on which any Guaranteed Obligation is due and payable (which, with respect to any Guaranteed Obligation other than the Minimum Payment Amount, shall be the date on which demand for payment is made), and (3) the date of the occurrence of any Event of Default (as defined below).

            Section 2. Non-Recourse. Notwithstanding any other provision of this Agreement, all Guaranteed Obligations and any amounts payable under
Section 15 shall be payable out of, and the Agent (and the Secured Lenders through the Agent) shall have recourse only against and limited to, the Collateral (as defined in the Pledge Agreement).

            Section 3. Events of Default. Each of the following shall constitute an "EVENT OF DEFAULT" hereunder:

      (a) Failure of the Agent to have received the Minimum Payment Amount on or before July 30, 2002 (whether or not the Agent is entitled to receive such amount, in whole or in part, under the Contingent Payment Agreement);

      (b) Guarantor shall have breached or defaulted under any provision of this Guaranty or any Transaction Document to which Guarantor is a party and shall have failed to remedy the same within 30 days of receiving notice from Agent of such breach;

      (c) Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of itself or any of its property, (ii) admit in writing its inability to pay its debts as they mature, (iii) make a general assignment for the benefit of creditors, (iv) be adjudicated a bankrupt or insolvent, (v) file a voluntary petition in bankruptcy or a petition or an answer seeking or consenting to reorganization or an arrangement with creditors or to take advantage of any bankruptcy, reorganization, insolvency, readjustment of debt, dissolution or liquidation law or statute under the Federal Bankruptcy Code, 11 U.S.C.ss.ss. 101 et seq; (the "BANKRUPTCY CODE"), or an answer admitting the -- --- material allegations of a petition filed against it in any proceeding under any such law, or take corporate action for the purposes of effecting any of the foregoing, or (vi) by any act indicate its consent to, approval of or acquiescence in any order, judgment or decree by any court of competent jurisdiction or any governmental authority enjoining or otherwise prohibiting the operation of a material portion of its business or the use or disposition of a material portion of its assets; or

      (d) (i) An order for relief shall be entered in any involuntary case brought against Guarantor under the Bankruptcy Code, (ii) any such case shall be commenced against it and shall not be dismissed within thirty (30) days after the filing of the petition, or (iii) an order, judgment or decree under any other law is entered by any court of competent jurisdiction or by any other governmental authority on the application of a governmental authority or of a person other than Guarantor (x) adjudicating Guarantor bankrupt or insolvent, (y) appointing a receiver, trustee or liquidator of Guarantor, or of a material portion of its assets, or (z) enjoining, prohibiting or otherwise limiting the operation of a material portion of Guarantor's business or the use or disposition of a material portion of its assets, and such order, judgment or decree continues unstayed and in effect for a period of thirty (30) days from the date entered; or

      (e) Any representation or warranty made by the Guarantor in this Guaranty or any other Transaction Document or in any statement, schedule, certificate or any other document furnished pursuant to any Transaction Document, shall prove to have been false or misleading when made (or, if applicable, when reaffirmed) in any material respect; or

      (f) The entry of a final judgment for the payment of money or otherwise that would have a material adverse affect on the financial condition of Guarantor; or the attachment or garnishment of all or substantially all of the property, goods or credits of, Guarantor which remains unpaid, unstayed, undismissed or unbonded for a period of thirty (30) days; or if any foreclosure is instituted (by judicial proceedings, by publication of notice pursuant to a power of sale or otherwise) against a material portion of Guarantor's property under any mortgage, deed of trust or security agreement granted by Guarantor and is not dismissed or terminated for a period of fifteen (15) days; or

      (g) If Guarantor fails to promptly notify the Agent, in writing, and in any event within ten (10) days, of the occurrence of any event or condition of which Guarantor is aware which constitutes an Event of Default, or which, with the giving of notice or passage of time or both, would constitute an Event of Default, and together with such notice, fails to furnish a written statement to the Agent setting forth the details of any action Guarantor proposes to take with respect thereto.

            Section 4. Guaranty Absolute. The Guarantor, unconditionally and irrevocably, guarantees that each Guaranteed Obligation will be paid when due on its respective Payment Date, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such Guaranteed Obligations or the rights of the Agent or any other Secured Lender with respect thereto. The obligations of the Guarantor under this Guaranty are independent of the Guaranteed Obligations, and a separate action or actions may be brought and prosecuted against the Guarantor to enforce this Guaranty, irrespective of whether any action is brought against any other party or whether any other party or any other Secured Lender is joined in any such action or actions. The liability of the Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and the Guarantor hereby irrevocably waives any defenses it may now or hereafter have in any way relating to, any or all of the following:

      (a) any lack of validity or enforceability of any Transaction Document or any agreement or instrument relating thereto;

      (b) any change in the time, manner or place of payment of, or in any other term of any Guaranteed Obligation, the release of any obligor with respect thereto, or any other release, amendment or waiver of or any consent to departure from any Transaction Document;

      (c) any taking, exchange, release or non-perfection of any "Collateral" (as defined in the Pledge Agreement), or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for any Guaranteed Obligation;

      (d) any manner of sale or application of Collateral, or proceeds thereof, to the Guaranteed Obligations or any lack of notice in respect thereof;

      (e) any change, restructuring or termination of the corporate structure or existence of Agent or any Secured Lender; or

      (f) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by the Agent or any other Secured Lender that might otherwise constitute a defense available to, or a discharge of, the Borrower, the Guarantor or any other guarantor or surety.

Without limiting the generality of the foregoing, Guaranteed Obligations shall include, and the Guarantor shall be liable for, any of the foregoing that would be owed under any Transaction Document but for the fact that it is unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving the payor. This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of the Guaranteed Obligations is rescinded or must otherwise be returned by the Agent, by any Secured Lender or any other person or entity upon the insolvency, bankruptcy or reorganization of JFF or the Borrower or any other Secured Lender or otherwise, all as though such payment had not been made. This Guaranty shall constitute a guaranty of payment and performance, and not of collection.

            Section 5. Security. This Guaranty is secured by the Pledge Agreement and the liens in and to the Collateral granted to the Agent for the rateable benefit of the Secured Lenders thereunder.

            Section 6.  Waivers and Acknowledgments.

      (a) The Guarantor hereby waives promptness, diligence, notice of acceptance and any other notice with respect to the Guaranteed Obligations and this Guaranty and any requirement that the Agent or any other Secured Lender protect, secure, perfect or insure any lien or any property subject thereto or exhaust any right or take any action against the Borrower or any other Person or any Collateral.

      (b) The Guarantor hereby waives any right to revoke this Guaranty, and acknowledges that this Guaranty is continuing in nature and applies to any Guaranteed Obligations, whether existing now or in the future.

      (c) The Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Transaction Documents and that the waivers set forth in this Section 6 are knowingly made in contemplation of such benefits.

            Section 7. Subrogation. The Guarantor will not exercise any rights that it may now or hereafter acquire against JFF, the Borrower or any other obligor in respect of any Guaranteed Obligations that arise from the existence, payment, performance or enforcement of the Guarantor's obligations under this Guaranty (whether contractual, under Section 509 of the Bankruptcy Code, as now or hereafter in effect, or any successor thereto, or otherwise) or any other Transaction Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of the Agent or any other Secured Lender against JFF, the Borrower or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from JFF, the Borrower or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash. If any amount shall be paid to the Guarantor in violation of the preceding sentence at any time prior to the indefeasible and irrevocable payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, such amount shall be held in trust for the benefit of the Agent on behalf of the Secured Lenders and shall forthwith be paid to the Agent to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Transaction Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If (i) the Guarantor shall make payment to the Agent or any other Secured Lender of all or any part of the Guaranteed Obligations, and (ii) the Guaranteed Obligations and all other amounts payable under this Guaranty shall be paid in full in cash, the Agent on behalf of the Secured Lenders will, at the Guarantor's request and expense, execute and deliver to the Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to the Guarantor of an interest in the Guaranteed Obligations resulting from such payment by the Guarantor.

            Section 8. Subordination. Any and all rights and claims of the Guarantor against JFF or the Borrower or any of its property, arising by reason of any payment by the Guarantor to the Agent pursuant to the provisions of this Guaranty shall be subordinate and subject in right of payment to the prior payment and satisfaction of the Guaranteed Obligations and all other amounts payable under this Guaranty. Any debt of JFF or the Borrower, now or hereafter held by the Guarantor, is hereby subordinated to all indebtedness and obligations guaranteed hereby. Upon the occurrence and during the continuance of an Event of Default, any such indebtedness of JFF or the Borrower to the Guarantor shall, if the Agent so requests, be collected, enforced, and received by the Guarantor in trust for the Agent and held as security for the payment of the Guaranteed Obligations to the Agent, but without reducing or affecting in any manner the liability of the Guarantor hereunder.

            Section 9. [omitted]

            Section 10. Representations and Warranties. The Guarantor hereby represents and warrants as follows:

      (a) The Guarantor (i) is a limited liability company duly organized, validly existing and in good standing under the laws of Delaware,
            (ii) is duly qualified and in good standing as a foreign limited liability company in each other jurisdiction in which it owns or leases property or assets or in which the conduct of its business requires it to so qualify or be licensed and (iii) has all requisite limited liability company power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted.

      (b) The Guarantor is a special purpose limited liability company, formed for the sole and limited purpose of owning the Collateral and executing this Guaranty, and is without power or authority under its certificate or operating agreement to incur or undertake any actions other than the execution of the Common Stock and Warrant Purchase Agreement dated July 2, 1998 between JFF, SGL, THLC, and Harold Ruttenberg, the Debt Restructuring Agreement, the Pledge Agreement, this Guaranty and the Registration Rights Agreement and to consummate the transactions contemplated hereby or thereby.

      (c) The execution, delivery and performance by the Guarantor of this Guaranty and each other Transaction Document to which it is a party, and the consummation of the transactions contemplated hereby and thereby, are within the Guarantor's powers, have been duly authorized by all necessary limited liability company action and do not (i) contravene the Guarantor's certificate of formation, (ii) violate any law (including, without limitation, the Securities Exchange Act of 1934 and the Racketeer
            Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970), rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting the Guarantor or any of its properties or assets or (iv) except for the Liens created under the Transaction Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties or assets of the Guarantor. The Guarantor is not in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument.

      (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by the Guarantor of this Guaranty and each other Transaction Document to which it is a party, or for the consummation of the transactions contemplated hereby and thereby, (ii) the grant by the Guarantor of the Liens granted by it pursuant to the Pledge Agreement, (iii) the perfection or maintenance of the Liens created by the Pledge Agreement (including the first priority nature thereof) or (iv) the exercise by the Agent or any Secured Lender of its rights under the Transaction Documents or the remedies in respect of the Collateral pursuant to the Pledge Agreement.

      (e) There is no action, suit, investigation, litigation or proceeding affecting the Guarantor pending or threatened before any court, governmental agency or arbitrator that purports to affect the legality, validity or enforceability of this Guaranty or the consummation of the transactions contemplated hereby or thereby.

      (f) This Guaranty has been duly executed and delivered by the Guarantor. This Guaranty is the legal, valid and binding obligation of the Guarantor, enforceable against the Guarantor in accordance with its terms.

      (g)   [omitted]

      (h) There are no conditions precedent to the effectiveness of this Guaranty that have not been satisfied or waived.

      (i) The Guarantor has, independently and without reliance upon the Agent or any Secured Lender and based on such documents and information as it has deemed appropriate, made its own analysis and decision to enter into this Guaranty.

            Section 11. Negative Covenants. The Guarantor covenants and agrees that, so long as any Guaranteed Obligation shall remain unpaid, the Guarantor will not at any time without the prior written consent of the Agent enter into or conduct any business, or engage in any activity, other than:

      (a) Discharging certain administrative activities and obligations otherwise permitted by the Transaction Documents and provided for in its certificate of formation and operating agreement as of the date hereof, and making payments with respect to certain administrative services to the extent contemplated by the Transaction Documents; and

      (b) Performing its obligations under and permitted by each Transaction Document to which it is a party, including its obligations under this Guaranty and the Pledge Agreement.

            Section 12.  Amendments, Counterparts, Etc.

      (a) No amendment or waiver of any provision of this Guaranty and no any departure by the Guarantor therefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

      (b) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of a manually executed counterpart of this Agreement.

            Section 13. Notices, Etc. All notices and other communications provided for hereunder to any party shall be in writing (including telegraphic, telecopy or telex communication) and mailed, couriered, telecopied or delivered to it, addressed to it at the address set forth in
Schedule II to the Debt Restructuring Agreement. All such notices and other communications shall be effective (a) if mailed, five days after and excluding the date of mailing, postage prepaid, (b) if couriered, on the first business day after deposited with a reputable overnight courier service, fee prepaid, (c) if transmitted by telecopier or delivered by hand prior to 2 p.m. on any business day, on such day, and otherwise on the next business day.

            Section 14. No Waiver; Remedies. No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

            Section 15. Fees; Expenses. The Guarantor hereby agrees to pay all out-of-pocket costs and expenses of the Agent and the Secured Lenders in connection with the enforcement of this Guaranty and any amendment, waiver or consent relating hereto (including, without limitation, the reasonable fees and disbursements of counsel employed by the Agent and/or the Secured Lenders).

            Section 16. Indemnification. Without limitation on any other obligations of the Guarantor or remedies of the Agent under this Guaranty, the Guarantor shall, to the fullest extent permitted by law, indemnify, defend and save and hold harmless the Agent and each Secured Lender from and against, and shall pay on demand, any and all losses, liabilities, damages, costs, expenses and charges (including the reasonable fees and disbursements of counsel) suffered or incurred by the Agent or such Secured Lender as a result of any failure of any Guaranteed Obligation to be the legal, valid and binding obligations or JFF of the Guarantor enforceable against the Guarantor or JFF in accordance with its terms.

            Section 17. Continuing Guaranty; Assignments under the Transaction Documents. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the indefeasible and irrevocable payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) be binding upon the Guarantor, its successors and assigns and (c) inure to the benefit of and be enforceable by the Agent on behalf of the Secured Lenders and their successors, transferees and assigns. Without limiting the generality of the foregoing clause (c), any Secured Lender may assign or otherwise transfer all or any portion of its rights and obligations under the Transaction Documents to any other person, or entity subject to Section 5 of the Debt Restructuring Agreement, and such other person or entity shall thereupon become vested with all the benefits in respect thereof granted to such Secured Lender herein or otherwise.

            Section 18. Payments by Guarantor. All payments by the Guarantor hereunder will be made without setoff, counterclaim or other defense.

            SECTION 19. GOVERNING LAW; JURISDICTION; WAIVER OF JURY TRIAL, ETC. (A) THIS GUARANTY AND THE RIGHTS AND OBLIGATIONS OF THE SECURED LENDERS AND THE GUARANTOR SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY IN SUCH STATE. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS GUARANTY, EACH PARTY TO THIS GUARANTY HEREBY IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. EACH SUCH PARTY HEREBY FURTHER IRREVOCABLY WAIVES ANY CLAIM THAT ANY SUCH COURTS LACK PERSONAL JURISDICTION OVER SUCH PARTY, AND AGREES NOT TO PLEAD OR CLAIM, IN ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS GUARANTY BROUGHT IN ANY OF THE AFORESAID COURTS, THAT SUCH COURT LACKS PERSONAL JURISDICTION OVER SUCH PARTY. EACH SUCH PARTY FURTHER IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY IN ACCORDANCE WITH SECTION 13, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. EACH SUCH PARTY HEREBY IRREVOCABLY WAIVES ANY OBJECTION TO SUCH SERVICE OF PROCESS AND FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY ACTION OR PROCEEDING COMMENCED HEREUNDER OR UNDER ANY TRANSACTION DOCUMENT THAT SERVICE OF PROCESS WAS IN ANY WAY INVALID OR INEFFECTIVE. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE AGENT, ANY SECURED LENDER OR THE HOLDER OF ANY NOTE TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY PARTY IN ANY OTHER JURISDICTION.

            (B) THE GUARANTOR IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT IT MAY LEGALLY AND EFFECTIVELY DO SO, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY IN THE COURTS REFERRED TO IN (A) ABOVE. THE GUARANTOR HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, THE DEFENSE OF AN INCONVENIEN FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

            (C) THE GUARANTOR HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS GUARANTY OR THE ACTIONS OF THE AGENT OR ANY OTHER SECURED LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.

            IN WITNESS WHEREOF, the Guarantor has caused this Guaranty to be duly executed and delivered by an officer thereunto duly authorized as of the date first above written.


                                          SNEAKER GUARANTEE LLC

                                          By: Thomas H. Lee Company


                                          By: /s/ Warren C. Smith, Jr.
                                             ----------------------------
                                          Name:  Warren C. Smith, Jr.
                                          Title: Managing Director


Accepted and Agreed
BANQUE NATIONALE DE PARIS
(as Agent)


By: /s/ Richard Cushing
   --------------------------------
   Name:  Richard Cushing
   Title: VP


By: /s/ Paul Barnes
   --------------------------------
   Name:  Paul Barnes
   Title: AVP






                                   GUARANTY

                              Dated July 2, 1998

                                    made by

                             SNEAKER GUARANTEE LLC

                                 as Guarantor,

                                  in favor of

                          BANQUE NATIONALE DE PARIS,

                                   as Agent

                          on behalf of itself and for

      MERRILL LYNCH SENIOR FLOATING RATE FUND, INC., MERRILL LYNCH PRIME
          RATE PORTFOLIO and MERRILL LYNCH DEBT STRATEGIES PORTFOLIO